Exhibit 99.1

DBV Technologies Reports First Quarter 2025 Financial Results

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT – CUSIP: 23306J309), a clinical-stage biopharmaceutical company, today reported financial results for the First Quarter of 2025. The quarterly and three months financial statements were approved by the Board of Directors on April 30, 2025.

Financial Highlights for the First Quarter Ended March 31, 2025

The Company’s interim condensed consolidated financial statements for the three months ended March 31, 2025, are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Cash and Cash Equivalents

Our Condensed Consolidated Financial Statements have been prepared assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Cash and cash equivalents amounted to $13.0 million as of March 31, 2025, compared to $32.5 million as of December 31, 2024, a net decrease of $19.5 million. This decrease includes $19.7 million of cash used in operating activities, mainly in external clinical trial related expenses, notably progress on subject enrollment in the VITESSE Phase 3 clinical trial, as well as Regulatory and Manufacturing activities to support ongoing clinical trials.

On March 27, 2025, the company announced a financing of up to $306.9 million (€284.5 million), to Advance Viaskin® Peanut Patch through Biologics License Application submission (BLA) and U.S. Commercial Launch, if approved. The financing included gross proceeds of $125.5 million (€116.3 million) received on April 7, 2025. With the receipt of the aforementioned proceeds, and based on its current operations, plans, and assumptions examined by the Board on March 23, 2025, the

Company estimates that its cash and cash equivalents are sufficient to fund its operations into June 2026.

The Company has incurred operating losses and negative cash flows from operations since inception. The Company does not generate product revenue and continues to prepare for the potential launch of its first product in the United States and in the European Union, if approved.

These condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company was unable to continue as a going concern.

In millions of USD (unaudited)	U.S. GAAP
	three months ended March 31,
	2025	2024
Net cash & cash equivalents at the beginning of the period	32.5	141.4
Net cash flow used in operating activities	(19.7)	(34.7)
Net cash flow provided by / (used in) investing activities	(0.4)	(2.1)
Net cash flow provided by / (used in) financing activities	—	(0.1)
Effect of exchange rate changes on cash & cash equivalents	0.5	(3.0)
Net cash & cash equivalents at the end of the period	13.0	101.5

Operating Income

Operating income amounted to $0.8 million for the three months ended March 31, 2025, compared with $1.4 million for the same period in 2024 due to a lower French Research Tax Credit entitlement as a greater proportion of study activities were carried out in North America and are therefore not eligible for this tax credit.

In millions of USD (unaudited)	U.S. GAAP
	three months ended March 31,
	2025	2024
Research tax credits	0.8	1.4
Other operating income	—	—
Operating income	0.8	1.4

Operating Expenses

Operating expenses amounted to $27.4 million for the three months ended March 31, 2025, compared with $30 million for the three months ended March 31, 2024, a decrease of $2.6 million. This decrease is primarily driven by lower General & Administrative expenses, notably $2.2 million expenses associated with office moves in France and the U.S that occurred in 2024.

In millions of USD	U.S. GAAP
	three months ended March 31,

(unaudited)	2025	2024

Research & Development	(21.5)	(21.4)

Sales & Marketing	(0.3)	(0.8)

General & Administrative	(5.6)	(7.8)

Operating expenses	(27.4)	(30.0)

Net Loss and Net Loss Per Share

The Company recorded a net loss of $27.1 million for the three months ended March 31, 2025, compared to a net loss of $27.3 million for the three months ended March 31, 2024.

On a per share basis, net loss (based on the weighted average number of shares outstanding over the period) was $(0.26) for the three months ended March 31, 2025 vs. $(0.28) for the three months ended March 31, 2024.

	U.S. GAAP

	three months ended March 31,

	2025	2024

Net (loss) (in millions of USD)	(27.1)	(27.3)

Basic / diluted net (loss) per share (USD/share)	(0.26)	(0.28)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	U.S. GAAP
In millions of USD	March 31, 2025	December 31, 2024
Assets	50.6	65.7
of which cash & cash equivalents	13.0	32.5
Liabilities	47.7	38.3
Shareholders’ equity	2.9	27.4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	U.S. GAAP
	three months ended March 31,
In millions of USD	2025	2024
Operating income	0.8	1.4
Research & Development	(21.5)	(21.4)
Sales & Marketing	(0.3)	(0.8)
General & Administrative	(5.6)	(7.8)
Operating expenses	(27.4)	(30.0)
Financial income/(expenses)	(0.5)	1.3
Income tax	—	—
Net loss	(27.1)	(27.3)
Basic/diluted net loss per share attributable to shareholders	(0.26)	(0.28)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	U.S. GAAP
	three months ended March 31,
In millions of USD	2025	2024
Net cash flows (used) in operating activities	(19.7)	(34.7)
Net cash flows (used) in investing activities	(0.4)	(2.1)
Net cash flows (used) in financing activities	—	(0.1)
Effect of exchange rate changes on cash & cash equivalents (U.S. GAAP presentation)	0.5	(3.0)
Net increase / (decrease) in cash & cash equivalents	(19.5)	(39.8)
Net cash & cash equivalents at the beginning of the period	32.5	141.4
Net cash & cash equivalents at the end of the period	13.0	101.5

About DBV Technologies

DBV Technologies is a clinical-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary technology platform, Viaskin, to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT™), the Viaskin platform is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of food allergic people. The Company’s food allergy programs include ongoing clinical trials of Viaskin Peanut in peanut allergic toddlers (1 through 3 years of age) and children (4 through 7 years of age).

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

Forward Looking Statements

This press release may contain forward-looking statements and estimates, including statements regarding DBV’s financial condition, forecast of its cash runway, the therapeutic potential of Viaskin® Peanut patch and EPIT™, designs of DBV’s anticipated clinical trials, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, and DBV’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers (“AMF”), DBV’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 11, 2025, and future filings and reports made with the AMF and SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Viaskin is a registered trademark and EPIT is a trademark of DBV Technologies.

DBV Investor Relations Contact

Katie Matthews

DBV Technologies

katie.matthews@dbv-technologies.com

DBV Media Contact

Angela Marcucci

DBV Technologies

angela.marcucci@dbv-technologies.com